Exhibit 99.1

Visual Networks Reports First Quarter Results

Sequential Improvements in Revenue, EPS and Cash

ROCKVILLE, Md., April 22, 2004 — Visual Networks® (NASDAQ: VNWK) today announced financial results for the first quarter ended March 31, 2004.

The company reported revenue for the quarter ended March 31, 2004 of $11.8 million, compared to revenue of $10.8 million for the previous quarter, an increase of nearly 10% and ahead of published analyst consensus estimates. The company’s operating expenses decreased to $8.6 million, a reduction of $0.4 million, from the prior quarter, demonstrating our continued focus on control of our operating expenses. Per share loss for the quarter was $0.01, ahead of published consensus analyst estimates. The company ended the quarter with a cash balance of $16.7 million.

“We are quite pleased with the results for the quarter and the continued strengthening of our top and bottom line performance,” stated Larry Barker, president and CEO of Visual Networks. “Gross margins remained strong and our cash balance increased from the prior quarter. These results reflect an improvement in business conditions and increased interest in our market. Reception of the Visual UpTime® Select™ platform continues to strengthen as we made great strides in the transition process for our existing customer base. The completion of two strong sequential quarters speaks to the attractiveness of our products.”

First Quarter Highlights:

•	Visual UpTime Select was showcased by Network World as one of the “Tops in Innovation” for products that “step beyond the norm with interesting solutions for today’s enterprise network problems;”

•	Closed deals with more than 50 new enterprise customers and approximately 40 existing enterprise customers during the quarter;

•	Announced the introduction of our new OC-3 ASEs for complex high-speed networks;

•	Announced the introduction of our new international E-1 ASE for international IP networks;

•	Announced the selection of Visual Networks by Kroger to help improve application delivery across their new IP/MPLS network;

•	Exceeded published consensus analyst estimates on revenue and EPS; and

•	Maintained a strong balance sheet, including cash and accounts receivable.

In conjunction with the announcement, Visual Networks’ management will host a teleconference and Web cast beginning at 4:45 p.m. (EDT) this afternoon. To participate in the teleconference, please call 617-801-9712, confirmation code 84115687. A web cast of the live call will be available on the company’s Investor Relations Web page http://www.firstcallevents.com/service/ajwz403128220gf12.html. Windows Media Player is required to hear the event.

About Visual Networks

Visual Networks was recognized as a World Class Winner in Network World’s recent network management product review (http://www.nwfusion.com/reviews/2003/1006rev.html) the broadest suite of proven performance management solutions that help enterprise customers manage the delivery of mission-critical applications across their underlying infrastructure. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and new IP-based infrastructures.

The world’s leading service providers and enterprises are using Visual Networks’ award winning products. To find out more, call
1-800-240-4010 for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003
Revenue	$11,841	$9,204
Cost of revenue	3,323	2,254

Gross profit	8,518	6,950

Operating expenses:
Research and development	2,670	2,747
Sales and marketing	3,804	3,443
General and administrative	2,174	948

Total operating expenses	8,648	7,138

Loss from operations	(130)	(188)
Other income	—	452
Interest expense, net	(360)	(356)

Net loss	$(490)	$(92)

Basic and diluted loss per share	$(0.01)	$(0.00)

Visual Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$16,747	$15,671
Restricted short-term investment	528	1,530
Accounts receivable, net	2,606	2,326
Inventory	2,823	3,346
Other current assets	1,141	788

Total current assets	23,845	23,661
Property and equipment, net	2,214	2,378

Total assets	$26,059	$26,039

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$7,367	$8,115
Convertible debentures, net of unamortized debt discount	8,939	8,744
Customer deposits	250	250
Deferred revenue	6,700	6,083

Total liabilities	23,256	23,192
Stockholders’ equity	2,803	2,847

Total liabilities and stockholders’ equity	$26,059	$26,039

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statement

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash Flows From Operating Activities:
Net loss	$(490)	$(92)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	422	463
Non-cash interest expense	254	254
Bad debt expense	76	—
Non-cash compensation expense	88	2
Changes in assets and liabilities
Accounts receivable	(356)	3,764
Inventory	523	434
Other assets	(412)	(416)
Accounts payable and accrued expenses	(748)	(2,601)
Deferred revenue	617	(669)
Customer deposits	—	250

Net cash provided by (used in) operating activities	(26)	1,389

Cash Flows From Investing Activities:
Sales of short-term investments	1,002	503
Expenditures for property and equipment	(258)	(343)

Net cash provided by investing activities	744	160

Cash Flows From Financing Activities:
Exercise of stock options and employee stock purchase plan	358	81

Net cash provided by financing activities	358	81

Net Increase in Cash and Cash Equivalents	1,076	1,630
Cash and Cash Equivalents, Beginning of Period	15,671	12,708

Cash and Cash Equivalents, End of Period	$16,747	$14,338

Visual Networks, Inc.

Additional Financial Information

The following presents additional financial information about Visual Networks for the three months ended June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, respectively.

	6/30/03	9/30/03	12/31/03	3/31/04
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”) are calculated as follows:
Accts Receivable	$6,883	$6,083	$2,326	$2,606

Quarterly sales/Days in quarter	$9,773/91	$9,367/92	$10,835/92	$11,841/91
Day sales outstanding	64.1	59.7	19.8	20.0
Inventory Turns Calculation:
Inventory turns are calculated as follows:
Days in year	365	365	365	365

Inventory/(Quarterly cogs/Days in quarter)	$3,497/($2,565/91)	$2,774/($3,119/92)	$3,346/($2,409/92)	$2,823/($3,323/91)
Inventory turns	2.9	4.5	2.9	4.7
Employees:
Research and development	53	54	55	54
Sales and marketing	60	61	62	62
Manufacturing and customer service	11	11	11	11
General and administrative	31	31	28	30

Total Employees	155	157	156	157

Revenue
Current Products:
UpTime	$8,523	$8,550	$6,440	$11,056
IP InSight	1,120	747	4,336	728

Total current products	9,643	9,297	10,776	11,784
Discontinued Products	23	—	—	—
Royalties	107	70	59	57

Total	$9,773	$9,367	$10,835	$11,841

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, respectively.

	6/30/03	9/30/03	12/31/03	3/31/04
Common stock outstanding	32,631	32,700	32,866	33,109

Weighted average share calculations:
Basic and diluted weighted average shares outstanding	32,569	32,648	32,790	33,011

Net loss	$(677)	$(2,515)	$(1,005)	$(490)

Basic and diluted loss per share	$(0.02)	$(0.08)	$(0.03)	$(0.01)